Exhibit 99.1

Gulf Island Fabrication, Inc. to Present at 16th Annual BURKENROAD REPORTS Investment Conference

HOUMA, La.--(BUSINESS WIRE)--April 10, 2012--Gulf Island Fabrication, Inc. (NASDAQ: GIFI), one of America’s leading fabricators of offshore drilling and production platforms, today announced that Kerry J. Chauvin, Chief Executive Officer and Roy F. “Buddy” Breerwood, III, Interim Chief Financial Officer, will present at the 16th Annual BURKENROAD REPORTS Investment Conference hosted by Tulane University’s Freeman School of Business. The event will be held on Friday, April 27, 2012 at the Westin New Orleans Canal Place Hotel located at 100 Rue Iberville Street in New Orleans. The event is free and open to the public. To see the conference agenda and to register please go to www.burkenroad.org.

Gulf Island’s presentation will be webcast live on Friday, April 27, 2012 at 11:00 A.M. Central Time. The webcast will be provided through Wall Street Webcasting and can be viewed by accessing the “News” section of the Gulf Island Fabrication, Inc. website (www.gulfisland.com) or through the following link http://wsw.com/webcast/tulane11/gifi/. The webcast will be archived for a period of 90 days following the presentation.

Gulf Island Fabrication, Inc., based in Houma, Louisiana, is a leading fabricator of offshore drilling and production platforms, hull and/or deck sections of floating production platforms and other specialized structures used in the development and production of offshore oil and gas reserves. These structures include jackets and deck sections of fixed production platforms; hull and/or deck sections of floating production platforms (such as tension leg platforms (“TLPs”), “SPARs”, “FPSOs” and MinDOCs”), piles, wellhead protectors, subsea templates and various production, compressor and utility modules, offshore living quarters, towboats, lift-boats, tanks and barges. The Company also provides offshore interconnect pipe hook-up, inshore marine construction, manufacture and repair of pressure vessels, heavy lifts such as ship integration and TLP module integration, loading and offloading of jack-up drilling rigs, semi-submersible drilling rigs, TLPs, SPARs, or other similar cargo, onshore and offshore scaffolding, piping insulation services, and steel warehousing and sales.

CONTACT:
Gulf Island Fabrication, Inc.
Kerry J. Chauvin, 985-872-2100
Chief Executive Officer
or
Roy F. “Buddy” Breerwood, III, 985-872-2100
Interim Chief Financial Officer